Stock Option Award Agreement Your Stock Option award is subject to all the terms and provisions of the Knowles Corporation 2016 Equity and Cash Incentive Plan ("Plan"), which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan can be found on the Merrill Lynch stock plan administration website. In addition, your Stock Option is subject to the following: 1. Your Stock Option is subject to earlier termination as provided in the Appendix A attached hereto, for example, upon termination of employment prior to the expiration date. 2. It is your responsibility to keep track of your Stock Option grants and to ensure that you exercise your Stock Options before they expire. Knowles Corporation is not responsible for reminding or notifying you that your Stock Option is nearing its expiration date. 3. You shall vest in the Stock Option, and the Stock Option shall become exercisable, per the dates on your Award Statement. You must be an active employee of Knowles Corporation or an eligible affiliate on a vesting date in order for your Stock Options to vest, with certain exceptions as provided in Appendix A. 4. Subject to applicable law in your country of residence, you may exercise your options using any of the methods set forth in Section 2.1(c) of the Plan, including cashless exercise procedures whereby Merrill Lynch will advance the cash needed to exercise the Stock Option and you instruct Merrill Lynch to sell all or a portion of the shares acquired upon exercise of the Stock Option, and Merrill Lynch will pay you the proceeds of the sale, less the exercise price, taxes, commissions. You must first establish an account with Merrill Lynch to use the cashless exercise procedure. 5. As a condition of receiving your Stock Option award, you agree to be bound by the terms and conditions of the Knowles Corporation Anti-hedging and Anti-pledging Policy and by any Clawback Policy to be adopted by Knowles Corporation, as such policies may be in effect from time to time. The Anti-hedging and Anti-pledging Policy prohibits hedging or pledging any Knowles equity securities held by you or certain designees, whether such Knowles Corporation securities are, or have been, acquired under the Plan, another compensation plan sponsored by Knowles, or otherwise. Please review the Anti-hedging and Anti- pledging Policy to make sure that you are in compliance. You may obtain a copy of the current version of the Anti-hedging and Anti-pledging Policy, and any Clawback Policy to be adopted by Knowles Corporation, on the Merrill Lynch stock plan administration website. 6. For non-US employees and employees who transfer employment outside of the United States during the term of the Stock Option, your Stock Option award is subject to the terms and conditions of the attached Addendum for non-US employees. 7. Your Stock Option is not transferrable by you other than by will or the laws of descent and distribution, and in accordance with the applicable terms and conditions of the Plan. 8. Your Stock Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. 9. Knowles reserves the right to amend, modify, or terminate the Plan at any time in its discretion without notice. 10. You must accept this award by logging onto the Merrill Lynch stock plan administration website. Acceptance of this Award shall also constitute an acknowledgement and acceptance of the provisions included in the Plan, Addendum (if applicable) and Appendix A (including, without limitation, the non- compete provisions set forth therein).

Appendix A Option Termination Provisions Effect of Death, Disability or Retirement: If you die or terminate due to Disability (as defined below) while employed by the Company, your Stock Option shall become immediately exercisable and you or your beneficiary, as the case may be, shall have the right, on or before the earlier of the Expiration Date (as set forth in the Award Notice) or sixty (60) months following the date of such death or termination due to Disability, to exercise the Stock Option. If your employment terminates as the result of Retirement (as defined below), you shall have the right, on or before the earlier of the Expiration Date and sixty (60) months following the date of your Retirement, to purchase or acquire shares under the Stock Option, which at the date of your Retirement are, or within sixty (60) months following the date of Retirement become, exercisable. Voluntary or Involuntary Termination: If your employment with the Company is voluntarily or involuntarily terminated for any reason, other than due to death, Disability, Retirement, under Section 6.9(a) of the Plan, or for Cause, you will have the right at any time on or before the earlier of the Expiration Date or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, the Option but only to the extent the Option was exercisable at the time of such termination of employment. Termination for Cause: If your employment with the Company is terminated for Cause (as defined in the Plan), the Stock Option shall be canceled and you shall have no further rights to exercise the Option and all of your rights under, and with respect to, the Stock Option shall terminate as of the effective date of such termination of employment. Definitions:  “Disability” or “Disabled” shall mean your permanent and total Disability within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code. The determination of your Disability shall be made by the Committee in its sole discretion.  “Retirement” shall mean (i) the termination of your employment with the Company and its Affiliates if, at the time of such termination of employment, you have attained age sixty two (62) and completed five (5) years of service with the Company and its Affiliates or with Dover Corporation and its affiliates, and (ii) you comply with the non-competition restrictions set forth below. In the event that the stock or assets of a business unit of the Company or an Affiliate that employs you is sold, if you have attained age 62 and completed five (5) years of service with the Company and its Affiliates or with Dover Corporation and its affiliates and remain employed by such business unit in good standing through the date of such sale, you shall be treated as having terminated employment with the Company and its Affiliates due to Retirement on the date of such sale, provided that you comply with the non-compete restrictions set forth below. Non-Compete:  Non-Competition. The enhanced benefits of Retirement provided to you hereunder shall be subject to the provisions set forth herein. If you terminate due to Retirement, you shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Company or any Affiliate at which you were employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Company or such Affiliate actively carried on business at the end of

2 your employment there, for the additional period allowed for the vesting and exercise of your Option.  Breach. In the event that you fail to comply with the non-compete provisions set forth herein, your shall forfeit the enhanced benefits realized upon a termination due to Retirement referred to above and shall return to the Company the economic value theretofore realized by reason of such benefits, as determined by the Committee. If the non-compete provisions of this Award shall be unenforceable, the Committee may rescind the benefits of Retirement set forth above. Subject to Local Law: For Non-U.S. employees and employees who transfer employment outside of the United States during the term of the Stock Option, this Appendix shall be subject to compliance with applicable local law.